EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-261565) (“Registration Statement”) of our report dated April 30, 2021, relating to the consolidated financial statements of China Liberal Education Holdings Limited for the years ended December 31, 2020 and 2019. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

April 14, 2022